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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                   FORM 8-K
                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




     Date of Report (Date of earliest event reported):  August 19, 1999






                              QUANTUM CORPORATION

            (Exact name of registrant as specified in its charter)



        DELAWARE                 0-12390                     96-2665054
(State of incorporation)   (Commission File Number)      (IRS Employer
                                                          Identification No.)



               500 McCARTHY BOULEVARD, MILPITAS, CALIFORNIA 95035

            (Address of principal executive offices of Registrant)


                                (408) 894-4000
             (Registrant's telephone number, including area code)

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Item 5.    Other Events
           ------------

     On August 19, 1999, Quantum announced a restructuring of its desktop hard disk drive business. As a result of the restructuring, Quantum's Hard Disk Drive Group (HDDG) will reduce its workforce by approximately 750-800 employees in HDDG over the next 12 months and record a special charge of approximately $50 million in the current quarter ending September 26, 1999. Upon full implementation of the restructuring, HDDG currently expects to realize a $100 million cost savings per year, fully realized beginning in fiscal year 2001.

     As part of the restructuring, HDDG will increase its focus on the technologies required to bring the highest-quality, lowest-cost desktop products to market, while continuing to build a position in the high-performance, 7,200 RPM segment. As a result, certain future, unannounced product development programs will be consolidated. These changes, combined with improved efficiencies within the business, will result in an immediate reduction in force of approximately 115 employees within the desktop hard disk drive business.

     HDDG's recently announced Fireball lct is an example of the company's increased focus on high quality and low cost. This product, which is Quantum's first in a new generation of drives targeted at the sub-$700 PC market, is designed to offer high reliability and low cost across a broad range of desktop capacity points. All of the top PC OEMs are currently qualifying this drive, with mass production and first customer shipments scheduled to begin in September.

     In addition to focusing on lower-cost technologies, HDDG will streamline its global logistics model in order to create a faster and more flexible fulfillment system for customers worldwide. This will result in a reduction in force of approximately 650-700 employees at Quantum's drive configuration centers and warehouses in Milpitas, Calif. and Dundalk, County Louth, Ireland. These reductions, combined with the 115 previously mentioned, will result in a reduction in force of approximately 750-800 employees in total over the next 12 months.

     The foregoing statements regarding the restructuring of the Hard Disk Drive Group's desktop hard drive business, new product introductions and its future competitive position in the desktop hard drive market are forward-looking statements, and actual events or results may differ materially. Important factors which could affect actual results include (i) the actual amount of the special charge related to the restructuring, (ii) the ability of the Hard Disk Drive Group to achieve the cost savings currently identified and expected to be achieved through the restructuring, (iii) the ability of the Hard Disk Drive Group to continue lowering the cost of its desktop hard drives to meet the competitive demands of the rapidly growing low-cost PC market, (iv) increased price competition in the desktop hard drive market segment, (v) the completion of successfully customer qualifications of the Fireball lct and other new desktop hard drive products with the top PC OEMs and the ability of MKE to quickly achieve volume production of high-quality desktop hard drives at a competitive cost, (vi) successful development of technologies required to introduce high-quality, low-cost desktop hard drives that achieve market acceptance and (vii) the other important risks, uncertainties and cautionary statements contained in Quantum's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 and the quarterly report on Form 10-Q for the quarter ended June 27, 1999. Quantum undertakes no obligation to update such forward-looking statements in the future.


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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  QUANTUM CORPORATION


Dated:  September 3, 1998         By:  /s/ RICHARD L. CLEMMER
                                       -------------------------------------
                                       Richard L. Clemmer, Executive Vice
                                       President and Chief Financial Officer